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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report with respect to Radiation Therapy Services Holdings, Inc., dated March 22, 2012 in the Registration Statement (Form S-4) and related Prospectus of Radiation Therapy Services, Inc. for the registration of $350,000,000 of 8 7/8% Senior Secured Second Lien Notes due 2017.

/s/ Ernst & Young LLP

Certified Public Accountants
Tampa, Florida
May 24, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm